Exhibit 99.3

Park Sterling Corporation Announces Quarterly

Cash Dividend on Common Shares and

Share Repurchase Program

Charlotte, NC – October 26, 2016 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today announced that its board of directors has declared a regular quarterly cash dividend to its common shareholders of $0.04 per common share, payable on November 22, 2016 to all shareholders of record as of the close of business on November 8, 2016. Any future dividends will be subject to board approval.

Park Sterling Corporation also announced today that its board of directors has authorized a new share repurchase program for up to 2.65 million common shares, or approximately 5% of the company’ s 53.3 million outstanding and issued common shares. This new share repurchase authorization, which replaces the existing share repurchase program expiring November 1, 2016, is effective through November 1, 2018 and permits the company to effect repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions and other derivative transactions. The specific timing and amount of any repurchases will depend on a variety of factors, including general market conditions, the trading price of the stock, regulatory, legal and contractual requirements and the company’s financial performance. This repurchase program does not obligate the company to repurchase any particular number of shares. Park Sterling expects to fund any repurchases from cash on hand and internally generated funds.

James C. Cherry, Chief Executive Officer, stated, “The authorization of our new share repurchase program, along with the declared dividend, reflects the confidence our board of directors has in Park Sterling’s financial position and growth outlook, as well as their commitment to enhancing shareholder value. The intent of this program is to both help offset the potential dilutive effect of employee equity-based awards and to take advantage of opportunities to repurchase Park Sterling shares when doing so is believed to produce an attractive return for our shareholders relative to the company’s other investment opportunities.”

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.2 billion in assets, is the largest community bank headquartered in the Charlotte area and has 56 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of factors that could cause actual events to differ materially from those anticipated, including without limitation fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company’s financial performance, market conditions generally or modification, extension or termination of the share repurchase authorization by the board of directors. You should not place undue reliance on any forward-looking statement and should consider the above uncertainties as well as the precautionary statements included in Park Sterling's filings with the SEC, including without limitation the "Risk Factors" section of its Form 10-K. Park Sterling undertakes no obligation to update publicly any forward-looking statements.

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

don.truslow@parksterlingbank.com